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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

SPECTRUM BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	001-15215 (Commission File Number)	42-0867112 (I.R.S. Employer Identification No.)
10834 Old Mill Road, Suite One Omaha, NE 68154-2648 (Address of principal executive offices)

Registrant's telephone number, including area code: (402) 333-8330

No Change
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        The Company has issued 10,000 shares, $1,000 par value, of Company Capital Trust Pass-Through Securities (Preferred Securities) of Spectrum Capital Trust III on October 29, 2002 through a private placement. The distribution rate is set quarterly at three month LIBOR plus 345 basis points, which was set on October 25, 2002 at 5.27%, with a maximum rate of 12.50% through November 7, 2007. Distribution payment dates are February 7, May 7, August 7 and November 7 of each year, beginning February 7, 2003 and are payable in arrears. The Company may, at one or more times, defer interest payments on the capital securities for up to 5 consecutive years following suspension of dividends on all other capital stock. At the end of any deferral period, all accumulated and unpaid distributions will be paid. The capital securities will be redeemed thirty years from the issuance date; however, the Company has the right, subject to the prior approval of the Federal Reserve Board or applicable regulator, if required, to redeem the securities in whole or in part on or after November 7, 2007. Proceeds from the issue were used for general corporate purposes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BANCORPORATION, INC.
	By:	/s/ DANIEL A. HAMANN Daniel A. Hamann President
Date: October 31, 2002

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  Item 5. Other Events .
SIGNATURES